Exhibit 10.3

                               PURCHASE CONTRACT

     THIS AGREEMENT made and entered into this 12th day of July 1996, between CORNERSTONE REALTY GROUP INC. or its nominee, (hereinafter called "Purchaser") and HIGH EQUITY XX LIMITED PARTNERSHIP, (hereinafter called "Seller").

                                   ARTICLE I

                                  THE PROPERTY

     1.1 Sale of Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as PACES GLEN APARTMENTS located in CHARLOTTE, NC with all buildings and improvements located thereon, as more particularly described in the attached legal description in Exhibit A including, but not limited to 172 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property owned by Seller and used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as Exhibit B and a building permit or similar document indicating that the property is zoned for an additional eighteen (18) units (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II

                           PAYMENT OF PURCHASE PRICE

     2.1 Purchase Price. The total purchase price shall be SEVEN MILLION FOUR HUNDRED TWENTY FIVE & 00/100 ($7,425,000) as evidenced by cash or cash equivalent at closing.

     2.2 Deposit. $100,000 to be placed in escrow upon execution of this Agreement. Said deposit shall be placed in escrow with Old Republic Title Insurance Corporation or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

                                  ARTICLE III

                                 TITLE MATTERS

     3.1 Marketable Title. Seller, shall convey good and marketable title by Special Warranty Deed, subject only to general taxes for the current year not yet due and payable and those other matters of record not objected to by Purchaser and removed by Seller under Section 3.2 below.

     (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

     3.2 Title Defects; Election to Cure. Purchaser shall obtain a commitment for Title Insurance, (the commitment). If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel by July 10, 1996. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

     3.3 Election Not to Cure Defects. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser.

                                   ARTICLE IV

                                   PRORATIONS

     4.1 Income and Expense Allocations. The following shall be prorated, on a calendar-month basis, to date of delivery of deed: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

     4.2 Closing Costs. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

     4.3 Allocation of Rents. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

     4.4 Prior Lease Concessions. Seller warrants that it has made no future monetary concessions to any tenant under existing leases and that any reductions of rent are reflected on the rent roll attached hereto as Exhibit C.

                                   ARTICLE V

                           POSSESSION OF THE PROPERTY

     5.1 Possession. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

     6.1 Conditions Precedent. Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

     6.2 "Rent Ready". Both Seller and Purchaser have inspected an apartment unit at the Property and have mutually agreed that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

     6.2.1 Condition of Personal Property at Closing. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

                                  ARTICLE VII

                                    CLOSING

     7.1 Closing. Closing will be held on July 19, 1996, provided that either party may elect to postpone Closing to no later than July 26, 1996, at such place and at such time of day as the parties may agree.

     7.2 Seller's Deliveries. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

     (A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

     (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

     (C) All security deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of NORTH CAROLINA.

     (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

     (E) A rent roll, in the form attached hereto as Exhibit C, certified to the best of Seller's knowledge to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

     (F) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

     (G) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

     (H) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

     (I) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

     (J) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

     (K) Evidence satisfactory to the title company of the power and authority of Seller to enter into and consummate this agreement.

     (L) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property.

     (M) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

     (N) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

     (O) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

     7.2A Accounting Letter. After the closing, Seller agrees to delivery to Purchaser's accountants a representation letter with respect to the 12-month property operating statements being prepared by Purchaser and audited pursuant to Section 6.1 of this agreement, which letter will be substantially in the form attached hereto as Exhibit D, provided that Seller shall be given the opportunity to review the final form of said financial statements to verify that they are consistent with the representations given by Seller. Seller's representations shall survive closing for one year.

     7.3 Purchaser's Deliveries. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

     (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

     (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

     (C) Deliver to the Seller a resolution of the Purchaser that:

          (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

          (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 Representations of the Parties. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

     (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

     (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

     (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

     (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year the following closing.

      (E) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

     (F) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building, code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

     (G) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

     (H) That to Seller's actual knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

     (I) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

     8.2 Continuation of Representations, Warranties and Covenants to the Date of Closing. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

     8.3 Breach of Representations, Warranties and Covenants. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

                                   ARTICLE IX

                           CONDEMNATION: RISK OF LOSS

     9.1 Property Damage. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds arising from such damage and will compensate Purchaser for lost rent collections to the extent of rental interruption insurance proceeds received by Seller and applicable to the period after Closing (if any). Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

      9.2 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

     9.3 Risk of Loss. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE X

                              BROKER'S COMMISSION

     10.1 Commission. Purchaser agrees to pay a brokerage fee to FORD WHITLEY PROPERTIES, pursuant to a separate agreement between Purchaser and Broker. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI

                                    DEFAULT

     11.1 Default Defined. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

     11.2 Seller's Default. Upon Seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees. Under no circumstances shall Seller's liability exceed $100,000.

     11.3 Purchaser's Default. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     12.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

     12.2 Assignment. Purchaser may not assign this Agreement without the consent of Seller, except to Cornerstone Realty Income Trust, Inc.

     12.3 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

     12.4 Binding Effect. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

     12.5 Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

     12.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

     12.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

     12.8 Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

     12.9 Construction of Contract. Each party hereto have reviewed and revised (or requested revisions of ) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

                                  ARTICLE XIII

                                     NOTICE

     13.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

     To Seller: High Equity XX Limited Partnership
                High Investors, Ltd.
                1853 William Penn Way -- P.O. Box 10008
                Lancaster, PA 17605-0008

     With a copy to

          Seller's Attorneys: Scott H. Spencer, Esq.
                              Stevens & Lee
                              One Penn Square, POB 1594
                              Lancaster, PA 17608-1594

     To Purchaser: S.J. Olander
                   Cornerstone Realty Group, Inc.
                   306 E. Main Street
                   Richmond, VA 23219

     With a copy to

          Purchaser's Attorneys: Harry S. Taubenfeld, Esq.
                                 Zuckerbrod & Taubenfeld
                                 575 Chestnut St., P.O. Box 488
                                 Cedarhurst, NY 11516

                                            -and-

                                 Ted Oliver, Esq.
                                 Manning, Fulton & Skinner
                                 500 UCB Plaza
                                 3605 Glenwood Avenue
                                 Raleigh, NC 27612

     13.2 Delivery of Notice. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

HIGH EQUITY XX LIMITED PARTNERSHIP
By: HIGH INVESTORS, LTD. G.P.

By:  /s/ SIGNATURE ILLEGIBLE
    -------------------------------
Its: President and CEO
    -------------------------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:  /s/ S. J. Olander
    -------------------------------
Its: Senior Vice President
    -------------------------------



                          ADDENDUM TO PURCHASE CONTRACT

AUDIT. Seller will make available to purchaser such books, accounts and records necessary for Purchaser to conduct an audit of the Property's preceding fiscal year. This audit will be conducted solely at Purchaser's expense for the purpose of satisfying its requirements as a publicly held entity. Seller agrees to execute and deliver a disclosure letter prepared by the auditors of Purchaser in accordance with Section 7.2A of the purchase contract. The terms of this Paragraph shall survive the Closing for a period of one (1) year from the Closing Date.


SELLER:

HIGH EQUITY XX LIMITED PARTNERSHIP
By: HIGH INVESTORS, LTD. G.P.

By:  /s/ SIGNATURE ILLEGIBLE
    -------------------------------
Its: President and CEO
    -------------------------------


PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:  /s/ S. J. Olander
    -------------------------------
Its: Senior Vice President
    -------------------------------